Exhibit 32.1

                          CERTIFICATION PURSUANT TO
                              18 U.S.C. SECTION 1350,
                            AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of China Pharma Holdings, Inc. (the "Company") on Form 10-QSB for the period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Zhilin Li, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

               (1) The Report fully complies with the requirements of section 13(a)or 15(d) of the Securities and Exchange Act of 1934; and

               (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

     A signed original of this written statement required by Section 906 has been provided to Basic Empire Corporation and will be retained by Basic Empire Corporation and furnished to the Securities and Exchange Commission or its staff upon request.


                                                     Date: November 13, 2007

                                                     By:  /s/ Zhilin Li
                                                          -------------
                                                              Zhilin Li
                                                         Chief Executive Officer